UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2024

Veritone, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38093	47-1161641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Platte Street 2nd Floor
Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 507-1737

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VERI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2024, Jeffrey P. Gehl informed Veritone, Inc. (the “Company”) of his decision not to stand for re-election as a Class I Director at the Company’s 2024 annual meeting of stockholders, currently scheduled to be held on June 13, 2024 (the “Annual Meeting”). Mr. Gehl also informed the Company of his decision to resign as a member of the Board of Directors of the Company (the “Board”), any committee of the Board on which he serves, and from any and all other positions held by him at the Company or any of its subsidiaries, including as a member of any board, committee or subcommittee of any subsidiary of the Company, effective immediately prior to the commencement of the Annual Meeting. Mr. Gehl will continue to serve as a member of the Board until immediately prior to the Annual Meeting.

Mr. Gehl’s decisions not to stand for re-election and to resign from the Board immediately prior to the Annual Meeting are not the result of any dispute or disagreement between him and the Company, its management, the Board or any committee of the Board regarding the Company’s operations, policies or practices.

The Board has nominated Michael Keithley to stand for election as a Class I Director at the Annual Meeting. Mr. Keithley most recently served as Chief Information Officer at United Talent Agency.

Additional Information and Where to Find It

In connection with the nomination of Michael Keithley to the Board (the “Director Nomination”), the Company intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Proxy Statement”) relating to the Director Nomination. Following the filing of the Proxy Statement with the SEC, the Company will mail the Proxy Statement and a proxy card to the Company’s stockholders as of a record date to be established for voting on the Director Nomination and any other matters to be voted on at the annual meeting of the Company’s shareholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS RELATING TO THE DIRECTOR NOMINATION THAT WILL BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE THEREIN WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE DIRECTOR NOMINATION. Investors and shareholders will be able to obtain copies of the Proxy Statement (when available) and other documents filed by the Company with the SEC, without charge, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge under the Investors section of the Company’s website www.veritone.com.

Participants in the Solicitation

The Company and its directors and executive officers are deemed participants in the solicitation of proxies from the shareholders of the Company in relation to matters related to the Director Nomination and any other matters to be voted on at the annual meeting of shareholders of the Company. Information regarding the Company’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the captions “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation,” and “Director Compensation” contained in the proxy statement for the Company’s 2023 Annual Meeting of Shareholders filed with the SEC on April 27, 2023 (the “2023 Proxy Statement”). To the extent that the Company’s directors and executive officers and their respective affiliates have acquired or disposed of security holdings since the applicable “as of” date disclosed in the 2023 Proxy Statement, such transactions have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Since the “as of” date in the 2023 Proxy Statement, (a) Mr. Gehl had a grant of 12,196 restricted stock units of the Company (“RSUs”) that vested on June 8, 2023, and received a grant of 37,220 RSUs that will vest on June 8, 2024 provided that he continues to serve on the Board at such date; (b) Mr. Kurtz had a grant of 12,196 RSUs that vested on June 8, 2023, and received a grant of 37,220 RSUs that will vest on June 8, 2024 provided that he continues to serve on the Board at such date; (c) Mr. Taketa had a grant of 12,196 RSUs that vested on June 8, 2023, and received a grant of 37,220 RSUs that will vest on June 8, 2024 provided that he continues to serve on the Board at such date; (d) Mr. Zilis received a grant of 42,475 RSUs that will vest on June 8, 2024 provided that he continues to serve on the Board at such date; (e) Mr. Ryan Steelberg (i) had a grant of 3,692 RSUs that vested on April 22, 2023, of which 1,277 shares were withheld by the Company to satisfy tax withholding obligations; (ii) acquired 49,752 shares of common stock on November 17, 2023; (iii) had a grant of 158,025 RSUs, of which one-third vested on January 19, 2024 (21,086 shares of which were withheld by the Company to satisfy tax withholding obligations), and the remaining two-thirds will vest on January 19, 2025 and January 19, 2026, subject to his continuous service to the Company on each date; (iv) received grants of 47,076 and 122,399 RSUs on April 8, 2024 that will vest monthly over a period of one year measured from January 1, 2024, subject to his continuous service with the Company on each date; and (v) received a grant of 200,000 RSUs on April 8, 2024 that vest annually over a period of three years measured from January 1, 2024, subject to his continuous service to the Company on each date; (f) Mr. Zemetra (i) had a grant of 3,692 RSUs that vested on April 22, 2023, of which 1,244 RSUs were withheld by the Company to satisfy tax withholding obligations; (ii) had a grant of 71,111 RSUs, of which one-third vested on January 19, 2024 (9,714 shares of which were withheld by the Company to satisfy tax withholding obligations), and the remaining two-thirds will vest on January 19, 2025 and January 19, 2026, subject to his continuous service to the Company on each date; (iii) had a grant of 28,396 RSUs, of which one-third vested on of January 1, 2024 (3,880 shares of which were withheld by the Company to satisfy tax withholding obligations), and the remaining two-thirds will vest on January 1, 2025 and January 1, 2026, subject to his continuous service with the issuer on each date; and (iv) received a grant of 72,000 RSUs on April 8, 2024, of which one-third will vest on each of January 1, 2025, January 1, 2026 and January 1, 2027, subject to his continuous service with the issuer on each date; and (g) Mr. Chad Steelberg (i) had a grant of 3,692 RSUs that vested on April 22, 2023, of which 1,831 RSUs were withheld by the Company to satisfy tax withholding obligations; (ii) had 19,743 RSUs that vested on April 22, 2023, in connection with the Independent Contractor Services Agreement, dated as of January 4, 2023, by and between the Company and Steel Holdings, LLC, an entity affiliated with Mr. Chad Steelberg (the “Contractor Agreement”); and (iii) had 39,486 RSUs that vested on November 15, 2023 in connection with the Contractor Agreement. Other information regarding the participants in the proxy solicitation and a description of their interests will be contained in the Proxy Statement for the Annual Meeting to be filed with the SEC in respect of the Director Nomination when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veritone, Inc.

Date: April 18, 2024	By:	/s/ Michael L. Zemetra
Michael L. Zemetra Executive Vice President, Chief Financial Officer and Treasurer